(Translation)
Exhibit 1
Amendment to the Securities Registration Statement
August 13, 2009

Rule 802 Legend
This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document, if any, have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a U.S. court’s judgment.
You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

[COVER]

Document to be filed:	Amendment to the Securities Registration Statement (the “Amendment Statement”)

Filed with:	The Director-General of the Hokkaido Local Finance Bureau of the Ministry of Finance Japan

Date of filing:	August 13, 2009

Name of Issuer:	Yukijirushi Megmilk Kabushiki Kaisha

English name:	Megmilk Snow Brand Co., Ltd.

Name and title of representatives:	Minoru Obara, Chairman and Representative Director Tadaaki Kohnose, President and Representative Director

Place at which the head office is located:	1-1, Naebo-cho 6-chome, Higashi-ku, Sapporo City, Hokkaido

Telephone number:	N/A

Administrative person to contact:	Snow Brand Milk Products Co., Ltd. Kei Kobayashi General Manager, Business Management Group, Hokkaido Branch Nippon Milk Community Co., Ltd. Junichi Abe Executive Manager, Accounting Section

Nearest contact address:	Snow Brand Milk Products Co., Ltd. 13, Honshio-cho, Shinjuku-ku, Tokyo Nippon Milk Community Co., Ltd. 10-5, Tomihisa-cho, Shinjuku-ku, Tokyo

Telephone number:	Snow Brand Milk Products Co., Ltd. Tokyo (3226) 2114 Nippon Milk Community Co., Ltd. Tokyo (5369) 6838

Administrative person to contact:	Snow Brand Milk Products Co., Ltd. Takao Kanemoto Section Manager, Accounting Section, Finance Department Nippon Milk Community Co., Ltd. Junichi Abe Executive Manager, Accounting Section

Type of offered securities subject to registration:	Stock

Amount of offering subject to registration:	64,413,452,628 yen

	(Note)	Because the subscription amount is currently undetermined as of the filing date of this Amendment Statement, the above number is the aggregate sum of shareholders’ equity of Snow Brand Milk Products Co., Ltd. (“Snow Brand Milk Products”) and Nippon Milk Community Co., Ltd. (“Nippon Milk Community”) as of the end of the most recent fiscal year (March 31, 2009). Further, in connection with 4,400,000 Class A class shares of Nippon Milk Community which were acquired by Nippon Milk Community on July 31, 2009 and are planned to be cancelled by Nippon Milk Community by the day before the Effective Date of Share Transfer (as defined below), if the 7,559,200,000 yen actually needed for the acquisition of those Class A class shares is subtracted from the aggregate, then the aggregate sum is 56,854,252,628 yen.

Place for public inspection:	N/A

1. Reason for filing the Amendment to Registration Statement
Among the items contained in the securities registration statement filed on June 8, 2009 and the amendments to the securities registration statement filed on June 25, 2009 and July 31, 2009, because there are certain items which should be amended in relation to the filing of the quarterly report of Snow Brand Milk Products on August 13, 2009, this Amendment Statement is being filed.
2. Amended Sections in the Registration Statement
     Part III. Corporate Information
     II. Description of Business
     2. [Production, Received Orders and Sales]
     5. [Material Contracts with Respect to Corporate Management]
     7. [Analysis of Financial Conditions and Operating Results]
     III. Description of Facilities
     2. [Description of Principal Facilities]
     3. [Plans to Construct/Remove Facilities]
     V. Description of Accounts
     Part V. Information on Companies Subject to Organizational Restructuring
     I. Matters Concerning Companies Subject to Organizational Restructuring Which Are Continuous Disclosure Companies
3. Amended Information
     The amended information is underlined below.

Part III. Corporate Information
II. Description of Business
2. [Production, Received Orders and Sales]
(Before Amendment)
The Company is newly incorporated and there is no item to report.
Further, in regard to the production, orders and sales of Snow Brand Milk Products, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 25, 2009).
(Description omitted)
(After Amendment)
The Company is newly incorporated and there is no item to report.
Further, in regard to the production, orders and sales of Snow Brand Milk Products, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 25, 2009) and the quarterly report (filed August 13, 2009).
(Description omitted)
5. [Material Contracts with Respect to Corporate Management]
(Before Amendment)
The Company is newly incorporated and there is no such item.
Further, in regard to the material contracts of Snow Brand Milk Products, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 25, 2009). In regard to Nippon Milk Community, which will become a wholly owned subsidiary of the Company, there are no material managerial agreements, etc., worthy of special mention.
In addition, in regard to the plan, purpose and conditions of the share transfer, please refer to “Part II. Organizational Restructuring (Tender Offer under the Financial Instruments and Exchange Law of Japan) I. Summary of Organizational Restructuring (Tender Offer)”
(After Amendment)
The Company is newly incorporated and there is no such item.
Further, in regard to the material contracts of Snow Brand Milk Products, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 25, 2009) and the quarterly report (filed August 13, 2009).In regard to Nippon Milk Community, which will become a wholly owned subsidiary of the Company, there are no material managerial agreements, etc., worthy of special mention.
In addition, in regard to the plan, purpose and conditions of the share transfer, please refer to “Part II. Organizational Restructuring (Tender Offer under the Financial Instruments and Exchange Law of Japan) I. Summary of Organizational Restructuring (Tender Offer)”

7. [Analysis of Financial Conditions and Operating Results]
(Before Amendment)
The Company is newly incorporated and there is no such item.
Further, in regard to the analysis of financial conditions and operating results of Snow Brand Milk Products, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 25, 2009).
(Description omitted)
(After Amendment)
The Company is newly incorporated and there is no such item.
Further, in regard to the analysis of financial conditions and operating results of Snow Brand Milk Products, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 25, 2009) and the quarterly report (filed August 13, 2009).
(Description omitted)
III. Description of Facilities
2. [Description of Principal Facilities]
(Before Amendment)
(1) The Company
Because the Company is newly established there is no information available with respect to the status of material facilities.
(2) Consolidated subsidiaries
In regard to the status of material facilities of the Snow Brand Milk Products group, please refer to the securities report (filed June 25, 2009).
(Description omitted)
(After Amendment)
(1) The Company
Because the Company is newly established there is no information available with respect to the status of material facilities.
(2) Consolidated subsidiaries
In regard to the status of material facilities of the Snow Brand Milk Products group, please refer to the securities report (filed June 25, 2009) and the quarterly report (filed August 13, 2009).
(Description omitted)

3. [Plans to Construct/Remove Facilities]
(Before Amendment)
(1) The Company
Because the Company is newly established there is no information available with respect to plans to construct/remove facilities.
(2) Consolidated subsidiaries
In regard to the plans for establishment and retirement, etc., of facilities of the Snow Brand Milk Products group, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 25, 2009).
(Description omitted)
(After Amendment)
(1) The Company
Because the Company is newly established there is no information available with respect to plans to construct/remove facilities.
(2) Consolidated subsidiaries
In regard to the plans for establishment and retirement, etc., of facilities of the Snow Brand Milk Products group, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 25, 2009) and the quarterly report (filed August 13, 2009).
(Description omitted)
V. [Description of Accounts]
(Before Amendment)
The Company is newly incorporated. Since the Company is incorporated as planned on October 1, 2009 in accordance with the share transfer procedures of the Companies Act, there is no fiscal year as of the date of filing of this Registration Statement and there are no items relating to the financial condition.
In regard to Snow Brand Milk Products, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 25, 2009).
(After Amendment)
The Company is newly incorporated. Since the Company is incorporated as planned on October 1, 2009 in accordance with the share transfer procedures of the Companies Act, there is no fiscal year as of the date of filing of this Registration Statement and there are no items relating to the financial condition.
In regard to Snow Brand Milk Products, which will become a wholly owned subsidiary of the Company, please refer to the securities report (filed June 25, 2009) and the quarterly report (filed August 13, 2009).
Part V. Information on Companies Subject to Organizational Restructuring
Translation omitted.